            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of streetTRACKS(R) Gold
Trust on Form S-1 (Registration No. 333-105202) of our report dated November 12,
2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such
Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 17, 2004